UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas  75248

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On December 15, 2005, at a meeting of the Board of Directors of Lone Star Technologies, Inc. (“Lone Star”), the Board of Directors adopted the First Amendment to Lone Star Second Amended and Restated Deferred Compensation Plan (the “First Amendment”).

The First Amendment amends the Lone Star Second Amended and Restated Deferred Compensation Plan, effective for plan years beginning on or after January 1, 2006, to increase (i) the amount that may be credited by an employer to a participant’s matching account from 50% to 60% of the compensation deferred by a participant pursuant to such plan and (ii) the cap on the amount that may be credited by an employer to a participant’s matching account from $25,000 to $40,000.  The First Amendment also makes a corresponding amendment to such plan, effective for plan years beginning on or after January 1, 2006, to increase from $28,000 to $44,000 the maximum amount to be credited by an employer to a participant’s matching account in certain circumstances where a participant’s deferral reduces his or her eligible compensation under the employer’s 401(k) plan.

The foregoing is qualified by reference to the First Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

Exhibit Number	Exhibit Title
10.1	First Amendment to Lone Star Second Amended and Restated Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date:       December 21, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	First Amendment to Lone Star Second Amended and Restated Deferred Compensation Plan